Exhibit 99.1

HubSpot Reports Q3 2019 Results

CAMBRIDGE, MA (November 5, 2019) — HubSpot, Inc. (NYSE: HUBS), a leading growth platform, today announced financial results for the third quarter ended September 30, 2019.

Financial Highlights:

Revenue

●	Total revenue was $173.6 million, up 32% compared to Q3’18.
●	Subscription revenue was $167.1 million, up 33% compared to Q3’18.
●	Professional services and other revenue was $6.5 million, up 3% compared to Q3’18.

Operating Income (Loss)

●	GAAP operating margin was (8.1%), compared to (11.4%) in Q3’18.
●	Non-GAAP operating margin was 6.1%, an improvement of approximately 1.7 percentage points from 4.4% in Q3’18.
●	GAAP operating loss was ($14.1) million, compared to ($15.1) million in Q3’18.
●	Non-GAAP operating income was $10.5 million, compared to $5.9 million in Q3’18.

Net Income (Loss)

●	GAAP net loss was ($15.0) million, or ($0.35) per basic and diluted share, compared to ($18.7) million, or ($0.48) per basic and diluted share in Q3’18.
●	Non-GAAP net income was $15.1 million, or $0.36 per basic and $0.32 per diluted share, compared to $7.4 million, or $0.19 per basic and $0.17 per diluted share in Q3’18.
●	Weighted average basic and diluted shares outstanding for GAAP net loss per share was 42.5 million, compared to 38.8 million basic and diluted shares in Q3’18.
●

Weighted average basic and diluted shares outstanding for non-GAAP net income per share was 42.5 million and 47.9 million respectively, compared to 38.8 million and 43.1 million, respectively in Q3’18.

Balance Sheet and Cash Flow

●	The company’s cash, cash equivalents and investments balance was $1,008 million as of September 30, 2019.
●	During the third quarter, the company generated $6.7 million of free cash flow compared to $3.2 million during Q3’18.

Additional Recent Business Highlights

●	Grew total customers to 68,803 at September 30, 2019 up 31% from September 30, 2018.
●	Total average subscription revenue per customer was $9,992 during the third quarter of 2019 up 0.3% compared to Q3’18.

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"In the last year we've really expanded from an all-in-one suite to an all-on-one platform," said Brian Halligan, co-founder and CEO. "Our ecosystem is strong and getting stronger, which is one of the reasons we're really happy to have announced our acquisition of PieSync this week. PieSync helps ensure that as our ecosystem expands, our customers can keep their data whole across the tools they use."

Business Outlook
Based on information available as of November 5, 2019, HubSpot is issuing guidance for the fourth quarter of 2019 and full year 2019 as indicated below.

Fourth Quarter 2019:

●	Total revenue is expected to be in the range of $180.3 million to $181.3 million.
●	Non-GAAP operating income is expected to be in the range of $17.1 million to $18.1 million.
●	Non-GAAP net income per common share is expected to be in the range of $0.40 to $0.42. This assumes approximately 47.0 million weighted average diluted shares outstanding.

Full Year 2019:

●	Total revenue is expected to be in the range of $669.0 million to $670.0 million.
●	Non-GAAP operating income is expected to be in the range of $54.5 million to $55.5 million.
●	Non-GAAP net income per common share is expected to be in the range of $1.44 to $1.46. This assumes approximately 47.0 million weighted average diluted shares outstanding.

Use of Non-GAAP Financial Measures

In our earnings press releases, conference calls, slide presentations, and webcasts, we may use or discuss non-GAAP financial measures, as defined by Regulation G. The GAAP financial measure most directly comparable to each non-GAAP financial measure used or discussed, and a reconciliation of the differences between each non-GAAP financial measure and the comparable GAAP financial measure, are included in this press release after the consolidated financial statements. Our earnings press releases containing such non-GAAP reconciliations can be found in the Investors section of our website at ir.hubspot.com.

Conference Call Information

HubSpot will host a conference call on Tuesday, November 5, 2019 at 4:30 p.m. Eastern Time (ET) to discuss the company's third quarter financial results and its business outlook. To access this call, dial (833) 241-7257 (domestic) or (647) 689-4221 (international). The conference ID is 8576778. Additionally, a live webcast of the conference call will be available on HubSpot’s Investor Relations website at ir.hubspot.com.

Following the conference call, a replay will be available at (800) 585-8367 (domestic) or (416) 621-4642 (international). The replay passcode is 8576778. An archived webcast of this conference call will also be available on HubSpot’s Investor Relations website at ir.hubspot.com.

The company has used, and intends to continue to use, the investor relations portion of its website as a means of disclosing material non-public information and for complying with disclosure obligations under Regulation FD.

About HubSpot
HubSpot is a leading growth platform. Over 68,800 total customers in over 100 countries use HubSpot’s award-winning software, services, and support to transform the way they attract, engage, and delight customers. Learn more at www.hubspot.com.

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Cautionary Language Concerning Forward-Looking Statements
This press release includes certain “forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding management’s expectations of future financial and operational performance and operational expenditures, expected growth, and business outlook, including our financial guidance for the fourth fiscal quarter and full year 2019; statements regarding our positioning for future growth; and statements regarding the anticipated benefits from our recent acquisition of PieSync. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts and statements identified by words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates" or words of similar meaning.  These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made.  Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved.  Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation, our history of losses, our ability to retain existing customers and add new customers, the continued growth of the market for an inbound platform; our ability to differentiate our platform from competing products and technologies; our ability to manage our growth effectively to maintain our high level of service; our ability to maintain and expand relationships with our marketing agency partners; our ability to successfully acquire and integrate companies and assets; our ability to successfully recruit and retain highly-qualified personnel; the price volatility of our common stock, and other risks set forth under the caption "Risk Factors" in our Quarterly Report on Form 10-Q filed on August 6, 2019 and our other SEC filings, including our upcoming Quarterly Report on Form 10-Q for the quarter ended September 30, 2019.  We assume no obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.

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Consolidated Balance Sheets

(in thousands)

	September 30,	December 31,
	2019	2018
Assets
Current assets:
Cash and cash equivalents	$225,770	$111,489
Short-term investments	722,767	480,761
Accounts receivable	77,551	77,100
Deferred commission expense	29,080	23,664
Restricted cash	6,019	5,175
Prepaid expenses and other current assets	20,052	14,229
Total current assets	1,081,239	712,418
Long-term investments	59,783	11,450
Property and equipment, net	63,959	52,468
Capitalized software development costs, net	15,095	12,746
Right-of-use assets	215,797	—
Deferred commission expense, net of current portion	17,608	18,114
Other assets	7,894	6,888
Intangible assets, net	2,556	4,919
Goodwill	14,950	14,950
Total assets	$1,478,881	$833,953
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$14,882	$7,810
Accrued compensation costs	23,913	23,589
Accrued expenses and other current liabilities	25,706	22,305
Lease liabilities	15,646	—
Deferred revenue	200,771	183,305
Total current liabilities	280,918	237,009
Lease liabilities, net of current portion	225,628	—
Deferred rent, net of current portion	—	26,445
Deferred revenue, net of current portion	2,835	2,179
Other long-term liabilities	6,182	4,897
Convertible senior notes	334,966	318,782
Total liabilities	850,529	589,312
Stockholders’ equity:
Common stock	43	40
Additional paid-in capital	1,017,046	589,708
Accumulated other comprehensive loss	(909)	(723)
Accumulated deficit	(387,828)	(344,384)
Total stockholders’ equity	628,352	244,641
Total liabilities and stockholders’ equity	$1,478,881	$833,953

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Consolidated Statements of Operations

(in thousands, except per share data)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2019	2018	2019	2018
Revenues:
Subscription	$167,078	$125,478	$467,180	$350,646
Professional services and other	6,543	6,348	21,494	18,312
Total revenue	173,621	131,826	488,674	368,958
Cost of revenues:
Subscription	25,671	17,777	70,550	49,976
Professional services and other	7,592	7,988	23,433	23,017
Total cost of revenues	33,263	25,765	93,983	72,993
Gross profit	140,358	106,061	394,691	295,965
Operating expenses:
Research and development	39,847	30,761	115,480	85,598
Sales and marketing	91,283	71,293	250,267	196,484
General and administrative	23,300	19,057	67,777	54,309
Total operating expenses	154,430	121,111	433,524	336,391
Loss from operations	(14,072)	(15,050)	(38,833)	(40,426)
Other expense:
Interest income	5,185	2,416	14,783	6,332
Interest expense	(5,760)	(5,393)	(16,946)	(15,893)
Other expense	(89)	(277)	(773)	(1,087)
Total other expense	(664)	(3,254)	(2,936)	(10,648)
Loss before income tax expense	(14,736)	(18,304)	(41,769)	(51,074)
Income tax expense	(251)	(359)	(1,675)	(1,262)
Net loss	$(14,987)	$(18,663)	$(43,444)	$(52,336)
Net loss per share, basic and diluted	$(0.35)	$(0.48)	$(1.04)	$(1.37)
Weighted average common shares used in computing basic and diluted net loss per share:	42,531	38,762	41,749	38,319

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Consolidated Statements of Cash Flows

(in thousands)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2019	2018	2019	2018
Operating Activities:
Net loss	$(14,987)	$(18,663)	$(43,444)	$(52,336)
Adjustments to reconcile net loss to net cash and cash equivalents provided by operating activities
Depreciation and amortization	7,213	6,000	21,248	16,539
Stock-based compensation	23,790	19,613	73,659	55,334
Provision (benefit) for deferred income taxes	184	(4)	49	43
Amortization of debt discount and issuance costs	5,509	5,141	16,184	15,103
Accretion of bond discount	(4,068)	(1,876)	(10,889)	(4,517)
Noncash rent expense	—	367	—	1,972
Unrealized currency translation	(175)	79	(193)	215
Changes in assets and liabilities	-
Accounts receivable	(5,253)	(9,911)	(1,346)	(3,266)
Prepaid expenses and other assets	113	5,535	(6,217)	823
Deferred commission expense	(12)	(5,798)	(5,551)	(15,887)
Right-of-use assets	5,048	—	14,310	—
Accounts payable	1,203	3,508	6,195	4,262
Accrued expenses and other current liabilities	(2,333)	(1,876)	955	3,755
Lease liabilities	(4,626)	—	(14,788)	—
Deferred rent	—	81	—	3,987
Deferred revenue	8,063	9,321	20,910	25,713
Net cash and cash equivalents provided by operating activities	19,669	11,517	71,082	51,740
Investing Activities:
Purchases of investments	(370,192)	(158,546)	(967,994)	(524,838)
Maturities and sales of investments	347,229	150,300	689,614	498,850
Purchases of property and equipment	(9,141)	(5,378)	(21,197)	(16,688)
Capitalization of software development costs	(3,811)	(2,920)	(9,139)	(8,726)
Purchases of strategic investments	(201)	(50)	(553)	(300)
Net cash and cash equivalents used in investing activities	(36,116)	(16,594)	(309,269)	(51,702)
Financing Activities:
Proceeds from common stock offering, net of offering costs paid of $365	—	—	342,628	—
Employee taxes paid related to the net share settlement of stock-based awards	(2,032)	(1,888)	(4,767)	(5,933)
Proceeds related to the issuance of common stock under stock plans	8,188	5,157	18,926	16,769
Repayments of capital lease obligations	(44)	(175)	(249)	(592)
Net cash and cash equivalents provided by financing activities	6,112	3,094	356,538	10,244
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(1,973)	(321)	(2,171)	(1,319)
Net increase in cash, cash equivalents and restricted cash	(12,308)	(2,304)	116,180	8,963
Cash, cash equivalents and restricted cash, beginning of period	245,602	104,051	117,114	92,784
Cash, cash equivalents and restricted cash, end of period	$233,294	$101,747	$233,294	$101,747

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Reconciliation of non-GAAP operating income and operating margin (in thousands, except percentages)	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
GAAP operating loss	$(14,072)	$(15,050)	$(38,833)	$(40,426)
Stock-based compensation	23,791	19,612	73,659	55,334
Amortization of acquired intangible assets	762	494	2,362	594
Acquisition related expenses	30	802	95	2,407
Non-GAAP operating income	$10,511	$5,858	$37,283	$17,909

GAAP operating margin	(8.1%)	(11.4%)	(7.9%)	(11.0%)
Non-GAAP operating margin	6.1%	4.4%	7.6%	4.9%

Reconciliation of non-GAAP net income (in thousands, except per share amounts)	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
GAAP net loss	$(14,987)	$(18,663)	$(43,444)	$(52,336)
Stock-based compensation	23,791	19,612	73,659	55,334
Amortization of acquired intangibles assets	762	494	2,362	594
Acquisition related expenses	30	802	95	2,407
Non-cash interest expense for amortization of debt discount and debt issuance costs	5,509	5,141	16,184	15,103
Income tax effects of non-GAAP items	—	—	—	—
Non-GAAP net income	$15,105	$7,386	$48,856	$21,102

Non-GAAP net income per share:
Basic	$0.36	$0.19	$1.17	$0.55
Diluted	$0.32	$0.17	$1.05	$0.51
Shares used in non-GAAP per share calculations
Basic	42,531	38,762	41,749	38,319
Diluted	47,869	43,101	46,622	41,314

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Reconciliation of non-GAAP expense and expense as a percentage of revenue
(in thousands, except percentages)
	Three Months Ended September 30,
	2019					2018
	COS, Subscription	COS, Prof. services & other	R&D	S&M	G&A	COS, Subscription	COS, Prof. services & other	R&D	S&M	G&A
GAAP expense	$25,671	$7,592	$39,847	$91,283	$23,300	$17,777	$7,988	$30,761	$71,293	$19,057
Stock -based compensation	(854)	(614)	(8,019)	(8,947)	(5,357)	(391)	(803)	(5,990)	(7,898)	(4,530)
Amortization of acquired intangible assets	(762)	—	—	—	—	(494)	—	—	—	—
Acquisition related expenses	—	—	(30)	—	—	—	—	(802)	—	—
Non-GAAP expense	$24,055	$6,978	$31,798	$82,336	$17,943	$16,892	$7,185	$23,969	$63,395	$14,527

GAAP expense as a percentage of revenue	14.8%	4.4%	23.0%	52.6%	13.4%	13.5%	6.1%	23.3%	54.1%	14.5%
Non-GAAP expense as a percentage of revenue	13.9%	4.0%	18.3%	47.4%	10.3%	12.8%	5.5%	18.2%	48.1%	11.0%

	Nine Months Ended September 30,
	2019					2018
	COS, Subscription	COS, Prof. services & other	R&D	S&M	G&A	COS, Subscription	COS, Prof. services & other	R&D	S&M	G&A
GAAP expense	$70,550	$23,433	$115,480	$250,267	$67,777	$49,976	$23,017	$85,598	$196,484	$54,309
Stock -based compensation	(2,291)	(2,298)	(25,663)	(27,275)	(16,132)	(985)	(2,339)	(16,866)	(22,327)	(12,817)
Amortization of acquired intangible assets	(2,362)	—	—	—	—	(594)	—	—	—	—
Acquisition related expenses	—	—	(95)	—	—	—	—	(2,407)	—	—
Non-GAAP expense	$65,897	$21,135	$89,722	$222,992	$51,645	$48,397	$20,678	$66,325	$174,157	$41,492

GAAP expense as a percentage of revenue	14.4%	4.8%	23.6%	51.2%	13.9%	13.5%	6.2%	23.2%	53.3%	14.7%
Non-GAAP expense as a percentage of revenue	13.5%	4.3%	18.4%	45.6%	10.6%	13.1%	5.6%	18.0%	47.2%	11.2%

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Reconciliation of non-GAAP subscription margin
(in thousands, except percentages)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
GAAP subscription margin	$141,407	$107,701	$396,630	$300,670
Stock -based compensation	854	391	2,291	985
Amortization of acquired intangible assets	762	494	2,362	594
Non-GAAP subscription margin	$143,023	$108,586	$401,283	$302,249

GAAP subscription margin percentage	84.6%	85.8%	84.9%	85.7%
Non-GAAP subscription margin percentage	85.6%	86.5%	85.9%	86.2%

Reconciliation of free cash flow
(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
GAAP net cash and cash equivalents provided by operating activities	$19,669	$11,517	$71,082	$51,740
Purchases of property and equipment	(9,141)	(5,378)	(21,197)	(16,688)
Capitalization of software development costs	(3,811)	(2,920)	(9,139)	(8,726)
Free cash flow	$6,717	$3,219	$40,746	$26,326

Reconciliation of forecasted non-GAAP operating income (in thousands, except percentages)
	Three Months Ended December 31, 2019	Year Ended December 31, 2019
GAAP operating income range	($7,980)-($6,980)	($46,030)-($45,030)
Stock-based compensation	24,300	97,300
Amortization of acquired intangible assets	750	3,100
Acquisition related expenses	30	130
Non-GAAP operating income range	$17,100-$18,100	$54,500-$55,500

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Reconciliation of forecasted non-GAAP net income and non-GAAP net income per share (in thousands, except per share amounts)

	Three Months Ended December 31, 2019	Year Ended December 31, 2019
GAAP net loss range	($11,880)-($10,880)	($54,530)-($53,530)
Stock-based compensation	24,300	97,300
Amortization of acquired intangible assets	750	3,100
Acquisition related expenses	30	130
Non-cash interest expense for amortization of debt discount and debt issuance costs	5,600	21,800
Income tax effects of non-GAAP items	—	—
Non-GAAP net income range	$18,800-$19,800	$67,800-$68,800

GAAP net income per basic and diluted share	($0.28)-($0.25)	($1.30)-($1.27)
Non-GAAP net income per diluted share	$0.40-$0.42	$1.44-$1.46

Weighted average common shares used in computing GAAP basic and diluted net loss per share:	42,900	42,000

Weighted average common shares used in computing non-GAAP diluted net loss per share:	47,000	47,000

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HubSpot’s estimates of stock-based compensation, amortization of acquired intangible assets,  acquisition-related expenses, and non-cash interest expense for amortization of debt discount and debt issuance costs in future periods assume, among other things, the occurrence of no additional acquisitions, investments or restructurings, and no further revisions to stock-based compensation and related expenses.  HubSpot has not included estimates related to the recently completed acquisition of PieSync NV for acquisition-related expenses, amortization of acquired intangibles, and any stock-based compensation for the three months ended December 31, 2019 because these expenses are unable to be determined at this time without unreasonable effort.

Non-GAAP Financial Measures
We report our financial results in accordance with accounting principles generally accepted in the United States of America, or GAAP. However, management believes that, in order to properly understand our short-term and long-term financial and operational trends, investors may wish to consider the impact of certain non-cash or non-recurring items when used as a supplement to financial performance measures in accordance with GAAP. These items result from facts and circumstances that vary in frequency and impact on continuing operations. In this release, HubSpot’s non-GAAP operating income, operating margin, subscription margin, expense, expense as a percentage of revenue, net income, and free cash flow are not presented in accordance with GAAP and are not intended to be used in lieu of GAAP presentations of results of operations.

Management believes that these non-GAAP financial measures provide additional means of evaluating period-over-period operating performance. Specifically, these non-GAAP financial measures provide management with additional means to understand and evaluate the operating results and trends in our ongoing business by eliminating certain non-cash expenses and other items that management believes might otherwise make comparisons of our ongoing business with prior periods more difficult, obscure trends in ongoing operations, or reduce management’s ability to make useful forecasts. In addition, management understands that some investors and financial analysts find this information helpful in analyzing our financial and operational performance and comparing this performance to our peers and competitors. However, these non-GAAP financial measures have limitations as an analytical tool and are not intended to be an alternative to financial measures prepared in accordance with GAAP. In addition, it should be noted that these non-GAAP financial measures may be different from non-GAAP measures used by other companies. We intend to provide these non-GAAP financial measures as part of our future earnings discussions and, therefore, the inclusion of these non-GAAP financial measures will provide consistency in our financial reporting. Management may, however, utilize other measures to illustrate performance in the future. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. A reconciliation of our non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included above in this press release.

These non-GAAP measures exclude stock-based compensation, amortization of acquired intangible assets, acquisition related expenses, non-cash interest expense for the amortization of debt discount debt issuance costs, and income tax effects of non-GAAP items. We believe investors may want to exclude the effects of these items in order to compare our financial performance with that of other companies and between time periods:

A.

Stock-based compensation is a non-cash expense accounted for in accordance with FASB ASC Topic 718. We believe that the exclusion of stock-based compensation expense allows for financial results that are more indicative of our operational performance and provide for a useful comparison of our operating results to prior periods and to our peer companies because stock-

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based compensation expense varies from period to period and company to company due to such things as differing valuation methodologies and changes in stock price.

B.

Expense for the amortization of acquired intangible assets is a non-cash item, and we believe that the exclusion of this amortization expense provides for a useful comparison of our operating results to prior periods and to our peer companies.

C.

Acquisition related expenses, such as transaction costs and retention payments, are expenses that are not necessarily reflective of operational performance during a period. We believe that the exclusion of this these expenses provides for a useful comparison of our operating results to prior periods and to our peer companies.

D.

In May 2017, the Company issued $400 million of convertible notes due in 2022 with a coupon interest rate of 0.25%. The imputed interest rate of the convertible senior notes was approximately 6.95%. This is a result of the debt discount recorded for the conversion feature that is required to be separately accounted for as equity, and debt issuance costs, which reduce the carrying value of the convertible debt instrument. The debt discount is amortized as interest expense together with the issuance costs of the debt. The expense for the amortization of debt discount and debt issuance costs is a non-cash item, and we believe the exclusion of this interest expense provides for a useful comparison of our operating results to prior periods and to our peer companies.

E.	The effects of income taxes on non-GAAP items for current and historical periods is zero due to our history of non-GAAP losses and a full valuation allowance on our U.S. deferred tax assets.

Investor Relations Contact:
Charles MacGlashing
investors@hubspot.com

Media Contact:
Ellie Flanagan
eflanagan@hubspot.com

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